UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2024

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 4, 2024, James W. Stuckert notified Sanara MedTech Inc. (the “Company”) of his intention to resign from his position as a member of the Company’s Board of Directors (the “Board”) and each of its committees upon which he serves, effective as of October 4, 2024. Mr. Stuckert’s resignation from the Board was not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Stuckert will continue to serve the Board in a non-voting, advisory capacity as Director Emeritus.

Appointment of Director

On October 4, 2024, the Board appointed Keith Myers as a director of the Company, effective October 4, 2024 (the “Effective Date”), to fill the vacancy resulting from Mr. Stuckert’s resignation.

Mr. Myers is co-founder of LHC Group (“LHC”) and served as chairman and Chief Executive Officer of LHC from 1994 until LHC’s merger with Optum, Inc. in 2023. Mr. Myers is also a co-founder and current chairman of the Partnership for Quality Home Healthcare in Washington, D.C. and a co-founder and former member of the board of directors of the Alliance for Home Health Quality and Innovation. In June 2003, Mr. Myers was named Regional Entrepreneur of the Year in the field of healthcare services and inducted into the National Entrepreneur of the Year Hall of Fame in November of the same year. In 2015, he was inducted into the National Home Care & Hospice Hall of Fame. Mr. Myers has served on technical expert panels that advise the Centers for Medicare & Medicaid Services and other key Washington, D.C. policymakers. Mr. Myers currently serves as a member of the board of directors of the Louisville Health care Council, and previously served as a Chief Executive Officer member of Healthcare Leadership Council in Washington, D.C., and a Chief Executive Officer member of the American Hospital Association.

Mr. Myers has been appointed to serve as a member of the Corporate Development Committee of the Board as of the Effective Date. Mr. Myers will be entitled to participate in the Company’s compensation policy for non-employee directors, which consists of annual retainer fees, payable in shares of restricted stock, of $90,000 per year for service on the Board and $5,000 per year for service on the Corporate Development Committee.

There are no arrangements or understandings between Mr. Myers and any other persons pursuant to which he was selected to serve on the Board. In addition, there are no transactions between the Company and Mr. Myers or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On October 7, 2024, the Company issued a press release announcing the resignation of Mr. Stuckert from the Board and the appointment of Mr. Myers to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 7, 2024 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 7, 2024

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
		Name:	Michael D. McNeil
		Title:	Chief Financial Officer